EXHIBIT 10.21



                         Document Security Systems, Inc.
                          36 W. Main Street, Suite 710
                               Rochester, NY 14614


Fordham Financial Management, Inc.                             November 25, 2003
14 Wall Street, 18th Floor
New York, NY 10005

Gentlemen:

         The following sets forth our understanding with respect to Fordham Financial Management, Inc. Inc. ("Fordham") providing financial advisory services for Document Security Systems, Inc. (the "Company".

         1. For a period of one (1) year from the closing of our Private Placement Offering as more fully described in a Placement Agent Agreement dated October 29, 2003, Fordham will render financial consulting services to the Company as such services shall be required but in no event shall such services require more than one business day per month and such services shall include the following:

                  (a) to advise and assist in matters pertaining to the financial requirements of the Company and to assist, as and when required, in formulating plans and methods of financing; and

                   (b) to assist in obtaining financial management, and technical and advisory services, and financial and corporate public relations, as may be requested or advisable.

         2. All services required to be performed hereunder shall be requested by the Company in writing and upon not less than three business days notice, unless such notice is waived by you. Such notice shall be to the address specified above or to such other place as you shall designate to us in writing.



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         3. For Fordham's services to be performed hereunder, and for Fordham's continued availability to perform such services, the Company will pay Fordham at each Closing, a fee of 1% of the gross proceeds of the Private Placement Offering. Further, we will reimburse Fordham for such reasonable out-of-pocket expenses as may be incurred by Fordham on the Company's behalf, but only to the extent authorized in writing by the Company.

         4. This Agreement has been duly approved by the Company's Board of Directors.

         5. Fordham shall have no authority to bind the Company to any contract or commitment, inasmuch as Fordham's services hereunder are advisory in nature.

         6. Fordham will maintain in confidence all proprietary, non-published information obtained by Fordham with respect to the Company during the course of the performance of Fordham's services hereunder and Fordham shall not use any of the same for its own benefit or disclose any of the same to any third party, without the Company's prior written consent, both during and after the term of this Agreement.

         7. This Agreement shall not be assignable by either party without the other party's prior written consent.

         8. This Agreement shall be binding upon, and shall inure to the benefit of the Company's and Fordham's respective successors and permitted assigns.

         9. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws of such State.

         Please signify your agreement to the foregoing by signing and returning to us the enclosed copy of this Agreement which will thereupon constitute an agreement between us.
                                       Very truly yours,

                                       DOCUMENT SECURITY SYSTEMS, INC.

                                       BY__________________________________
                                                Patrick White, President

Agreed and Consented to:

FORDHAM FINANCIAL MANAGEMENT, INC.


BY______________________________
    William Baquet, President





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